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                                                                    EXHIBIT 99.1

                  PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
                           PHONETEL TECHNOLOGIES, INC.

                         SPECIAL MEETING OF STOCKHOLDERS
                                ___________, 2002

         The undersigned stockholder of PhoneTel Technologies, Inc., an Ohio corporation ("PhoneTel"), hereby appoints John D. Chichester and Richard P. Kebert, or either of them, each with full power of substitution, as proxies or proxy of the undersigned, to vote all the shares of common stock, par value $.01 per share, of PhoneTel which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the PhoneTel to be held on ____________, 2002 at 9:00 a.m., local time, at the PhoneTel's principal executive offices at 1001 Lakeside Avenue, 7th Floor, Cleveland, OH 44114, and at any adjournment or postponement thereof, upon the proposals set forth on the reverse side and as described in the joint proxy statement/prospectus dated ___________, 2002, and, in their discretion, upon all matters incident to the conduct of the Special Meeting and such other matters as may properly be brought before the Special Meeting.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.

         This signed Proxy revokes all proxies previously given by the undersigned to vote at the Special Meeting of Stockholders or any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the joint proxy statement/prospectus relating to the Special Meeting of Stockholders.

         IMPORTANT--THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE

                           (Continued on reverse side)



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                              FOLD AND DETACH HERE
                                   Please mark
                                  your votes as
                            indicated in this example
                                        x
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS.


(1) APPROVAL OF THE MERGER AGREEMENT AND THE RELATED AGREEMENTS, INCLUDING THE EXCHANGE AGREEMENT AND THE COMMITMENT LETTER, UNDER WHICH THE TRANSACTIONS WILL BE EFFECTED

                  [ ]   FOR              [ ]   AGAINST           [ ]   ABSTAIN

(2)      AMENDMENT OF THE PHONETEL CHARTER

                  [ ]   FOR              [ ]   AGAINST           [ ]   ABSTAIN


(3) In their sole discretion, the above named proxies are authorized to vote in accordance with their own judgment on other matters properly presented before the annual meeting or any adjournment thereof.



Signature(s) ___________________________        Date _________________________

Note: This Proxy should be dated, signed by the stockholder(s) exactly as the name(s) appear(s) hereon, and returned promptly in the enclosed envelope. Joint owners should each sign. Trustees, executors and others signing in a representative capacity should indicate this capacity. An authorized officer may sign on behalf of a corporation and should indicate the name of the corporation and his or her capacity.